Exhibit 99.1
APAC Customer Services Announces First Quarter 2008 Results
•	Grows revenue 21% year-over-year

•	Reduces future quarterly operating costs by $1 million

•	Strengthens leadership team

•	Signs $40 million revolving credit facility with PNC
Deerfield, IL, May 6, 2008 — APAC Customer Services, Inc. (Nasdaq: APAC), a leading provider of customer care services and solutions, today reported financial results for its first fiscal quarter ended March 30, 2008.
Revenue for the 2008 first quarter rose 21.3% to $63.5 million from $52.4 million in the 2007 first quarter due to solid growth in both the company’s domestic and off-shore business. Gross profit for the 2008 first quarter was $7.8 million, or 12.2%, compared to $6.3 million, or 12.1%, in the prior-year period. The company reported a net loss of $4.0 million, or $0.08 per diluted share, in the 2008 first quarter, including $2.3 million in restructuring and other charges. This compared to net income of $15.2 million, or $0.30 per diluted share, in the prior year quarter, which included a $17.6 million income tax benefit related to the favorable resolution of the company’s IRS appeal.
On a sequential basis, first quarter 2008 revenue rose $1.9 million, or 3.0%, from the 2007 fourth quarter. Gross profit margin in the 2008 first quarter rose to 12.2% from 9.5% in the 2007 fourth quarter due primarily to cost cutting measures and improvements in operational efficiencies.
President and CEO Mike Marrow commented, “Since I joined APAC in late February, we’ve taken a series of steps to enhance our service delivery and improve our financial footing, including cutting more than $1.0 million in quarterly costs. Our focus on reducing costs and improving efficiency will continue throughout 2008. We have already identified and are acting on initiatives that we believe will produce savings equal to or more than the savings we expect to realize from our first quarter actions. These include migrating staff work to Manila, renegotiating supplier contracts, improving space utilization and reducing labor cost through improved efficiencies. I am confident that through these measures, we will return to profitability later this year. Equally important, we are focused on continuing to enhance our quality and service delivery. Improving profitability and enhancing service delivery go hand in hand. They are both indicators of a well run business.
“To help us get there, we have added two exceptional leaders. Art DiBari joined APAC in March as our Senior Vice President, Operations. Art is leading the charge on improving service delivery and reducing operating costs. He has 25 years of industry experience and is already making a significant difference. Mark Anderson joined APAC in April as our Senior Vice President, Sales and Marketing. Mark and his team are quickly building a pipeline of new business with both current and prospective clients. Art and Mark are both industry veterans and I am excited about the impact they are having at APAC.
“With the many actions we have underway, it would be premature to provide specific guidance for 2008 at this time. We hope to be in a position to do so later in the year.”

Debt and Liquidity
The company’s net debt decreased to $18.6 million at the end of the 2008 first quarter from $24.9 million at the end of fiscal year 2007 due primarily to an eight-day improvement in receivable days outstanding to 43 days. First quarter 2008 adjusted EBITDA was $2.7 million compared to $1.7 million in the 2007 first quarter, capital expenditures decreased to $1.4 million from $3.1 million, and free cash flow improved to a negative $0.4 million from a negative $1.4 million in the comparable prior year quarter. Adjusted EBITDA in the 2007 fourth quarter was $3.0 million, capital expenditures were $2.5 million, and free cash flow was positive $0.5 million.
On May 5, 2008, the company signed a new banking agreement with PNC Bank. The three-year, $40 million revolving credit facility will provide funding for APAC’s working capital needs and support its future growth needs.
First Quarter 2008 Conference Call
APAC’s senior management will hold a conference call to discuss financial results at 10:00 a.m. CT (11:00 ET) on Tuesday, May 6, 2008. The conference call, including a visual presentation in addition to the audio, will be available live at the Investor Relations section of APAC Customer Services’ website, http://www.apaccustomerservices.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software (RealPlayer or Windows Media Player).
A replay of the webcast and visual presentation will be accessible through the company’s website for seven days following the live event. For those unable to listen to the call via the Internet, a replay of the call will be available from 1:00 CT (2:00 ET) on May 6, 2008 until 11:00 p.m. CT (12:00 ET) on May 13, 2008, by dialing (719) 457-0820. The passcode for the replay is 6283064.
About APAC Customer Services, Inc.
APAC Customer Services, Inc. (Nasdaq: APAC) is a leading provider of customer care services and solutions for market leaders in healthcare, financial services, publishing, business services, travel and entertainment, and communications. APAC partners with its clients to deliver custom solutions that enhance bottom line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive website is at http://www.apaccustomerservices.com.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company’s management. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.
The following factors, among others, could cause the company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients could have a material adverse effect on the company; terms of its client contracts; its ability to return to profitability; its ability to continue to reduce costs and achieve efficiencies; availability of cash flows from operations and borrowing availability under its revolving loan facility; its ability to comply with, or obtain waivers of or changes to, its debt covenants; its ability to effectively manage customer care center capacity and off-shore growth; its ability to conduct business internationally, including managing foreign currency exchange risks; its ability to attract and retain qualified employees; and fluctuations in revenue associated with the company’s Medicare Part D enrollment and customer care programs.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the year ended December 30, 2007. This filing is available on a website maintained by the SEC at http://www.sec.gov.
About Non-GAAP Financial Measures
To supplement our Consolidated Financial Statements presented in accordance with GAAP, we use the following measures defined as non-GAAP measures: EBITDA, adjusted EBITDA and free cash flow. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP or as a measure of liquidity. The items excluded from these non-GAAP financial measures are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results. The company expects to use consistent methods for computation of non-GAAP financial measures. Its calculations of non-GAAP financial measures may not be consistent with calculations of similar measures used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information and are useful in understanding our results of operations and analyzing of trends because they exclude certain charges such as interest, taxes and depreciation and amortization expenses that are not part of our ordinary business operations. We also believe that these non-GAAP financial measures are useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used by us in our financial and operational decision-making. In addition, we believe investors, analysts and lenders benefit from referring to these non-GAAP measures when assessing our performance and expectations of our future performance. However, this information should not be used as a substitute for our GAAP financial information; rather it should be used in conjunction with financial statement information contained in our Consolidated Financial Statements prepared in accordance with GAAP.
The accompanying notes to selected financial and statistical data have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. More information on certain of these non-GAAP financial measures can be found in the company’s Annual Report on Form 10-K for the year ended December 30, 2007.
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Company Contact:	Investor Relations Contact:
George H. Hepburn III, CFO	Jody Burfening/Harriet Fried
APAC Customer Services, Inc.	Lippert/Heilshorn & Associates
847-374-4995	212-838-3777
GHHepburn@apacmail.com	HFried @lhai.com

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended *
	Mar 30,	April 1,	Fav (Unfav)
	2008	2007	%

Net revenue	$63,517	$52,384	21%
Cost of services	55,746	46,067	(21%)

Gross profit	7,771	6,317	23%

Operating expenses:
Selling, general and administrative expenses	8,568	7,893	(9%)
Restructuring and other charges	2,341	(2)	N/M

Total operating expenses	10,909	7,891	(38%)

Operating loss	(3,138)	(1,574)	(99%)
Other income	(32)	(47)	(32%)
Interest expense	922	838	(10%)

Loss before income taxes	(4,028)	(2,365)	(70%)

Income tax benefit	—	(17,580)	N/M

Net income (loss)	$(4,028)	$15,215	(126%)

Net income (loss) per share:
Basic	$(0.08)	$0.31

Diluted	$(0.08)	$0.30

Weighted average number of shares outstanding:
Basic	50,222	49,534

Diluted	50,222	50,993

*	We operate on 13 week fiscal quarter that ends on the Sunday closest to March 31st.

N/M — Percentage change is not meaningful

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	Mar 30,	Dec 30,
Assets	2008 *	2007 **

Current Assets:
Cash and cash equivalents	$1,349	$1,426
Accounts receivable, net	30,028	34,468
Other current assets	4,808	5,971

Total current assets	36,185	41,865

Property and equipment, net	25,193	26,772

Goodwill and intangibles, net	18,661	19,229

Other assets	2,142	2,060

Total assets	$82,181	$89,926

Liabilities and Shareholders’ Equity

Current Liabilities:
Short-term debt	$6,504	$12,307
Current portion of long-term debt	2,400	2,400
Accounts payable and other accrued liabilities	32,430	29,584

Total current liabilities	41,334	44,291

Long-term debt	11,000	11,600

Other liabilities	643	654

Commitments and contingencies	—

Total shareholders’ equity	29,204	33,381

Total liabilities and shareholders’ equity	$82,181	$89,926

*	We operate on a 13 week fiscal quarter that ends on the Sunday closest to March 31st.

**	We operate on a 52/53 week fiscal year that ends on the Sunday closest to December 31st.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Thirteen Weeks Ended *
	Mar 30,	April 1,
	2008	2007

Operating activities:
Net income (loss)	$(4,028)	$15,215
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,471	3,224
Non-cash restructuring charges	—	(2)
Stock compensation expense	760	396
Amortized gain on sale leaseback	(32)	(46)
Loss on sale of property and equipment	—	3
Income taxes payable	—	(17,580)
Changes in operating assets and liabilities	7,519	(3,071)

Net cash provided by (used in) operating activities	7,690	(1,861)

Investing activities:
Purchases of property and equipment, net	(758)	(3,077)
Net proceeds from sale of property and equipment	—	14

Net cash used in investing activities	(758)	(3,063)

Financing activities:
(Payments) borrowings on long-term debt, net	(600)	10,000
Net payments under revolving credit facility	(5,803)	(4,987)
Cash received from exercise of stock options	74	261

Net cash (used in) provided by financing activities	(6,329)	5,274

Effect of exchange rate changes on cash	(680)	9

Net change in cash and cash equivalents	(77)	359
Cash and cash equivalents:
Beginning balance	1,426	1,305

Ending balance	$1,349	$1,664

*	We operate on 13 week fiscal quarter that ends on the Sunday closest to March 31st.

APAC Customer Services, Inc. and Subsidiaries
Selected Financial and Statistical Information
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended (1)
	Mar 30,	April 1,	Fav (Unfav)
	2008	2007	%

Selected Financial Information :

Domestic revenue	$48,745	$42,327	15%
Offshore revenue	14,772	10,057	47%

Total net revenue	63,517	52,384	21%

Net income (loss)	(4,028)	15,215	(126%)

EBITDA (2)	365	1,697	(78%)

Adjusted EBITDA (2)	2,706	1,695	60%

Free cash flow (3)	(393)	(1,380)	72%

Statistical Information:

Number of customer care centers	12	12	0%

End of period number of seats:
Domestic	4,537	4,600	(1%)
Offshore	2,965	2,205	34%

Total	7,502	6,805	10%
N/M — Percentage change is not meaningful
See attached Notes to Selected Financial and Statistical Information

Notes to Selected Financial and Statistical Information
(1)	We operate on a thirteen week fiscal quarter that ends on the Sunday closest to March 31st. We operate on a 52 week fiscal year that ends on the Sunday closest to December 31st.

(2)
We define EBITDA as net income (loss) plus the provision (benefit) for income taxes, depreciation and amortization, and interest expense. We define adjusted EBITDA as EBITDA adjusted for restructuring and other charges and asset impairment charges.

EBITDA and adjusted EBITDA are measures used by our lenders, investors and analysts to evaluate our financial performance and our ability to pay interest and repay debt. These measures are also indicative of our ability to fund the capital investments necessary for our continued growth. We use these measures, together with our GAAP financial metrics, to assess our financial performance, allocate resources, measure our performance against debt covenants, determine management bonuses and evaluate our overall progress towards meeting our long-term financial objectives.

EBITDA and adjusted EBITDA are not intended to be considered in isolation or as a substitute for net income (loss) or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results.

EBITDA and adjusted EBITDA can be reconciled to net income (loss), which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:

	For the Thirteen Weeks Ended
	March 30, 2008	April 1, 2007

Net income (loss)	$(4,028)	$15,215

Interest expense	922	838
Income tax benefit	—	(17,580)
Depreciation and amortization	3,471	3,224

EBITDA	$365	$1,697

Restructuring and other charges	2,341	(2)
Asset impairment charges	—	—

Adjusted EBITDA	$2,706	$1,695

(3)	We define free cash flow as EBITDA less capital expenditures.

Free cash flow is a measure used by our lenders, investors and analysts to evaluate our financial performance and our ability to pay interest and repay debt. This measure is also indicative of our ability to fund the capital investments necessary for our continued growth. We use the free cash flow measures, together with our GAAP financial metrics, to assess our financial performance, allocate resources, measure our performance against debt covenants, determine management bonuses and evaluate our overall progress towards meeting our long-term financial objectives.

Free cash flow is not intended to be considered in isolation or as a substitute for cash from operating activities presented in accordance with GAAP or as a measure of liquidity. The items excluded from free cash flow are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results.

	For the Thirteen Weeks Ended
	March 30, 2008	April 1, 2007

EBITDA	$365	$1,697
Capital expenditures	(1,433)	(3,077)
Leasehold improvements funded by landlord	675	—

Free cash flow	$(393)	$(1,380)

Free cash flow can be reconciled to the net cash provided by (used in) operating activities, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:

	For the Thirteen Weeks Ended
	March 30, 2008	April 1, 2007

Net cash provided by (used in) operating activities	$7,690	$(1,861)

Purchase of property and equipment	(758)	(3,077)
Income tax benefit	—	(17,580)
Interest expense	922	838
Amortized gain on sale leaseback	32	46
Loss on sale of property and equipment	—	(3)
Income taxes payable	—	17,580
Changes in operating assets and liabilities	(7,519)	3,071
Stock compensation expense	(760)	(396)
Non-cash restructuring charges	—	2

Free cash flow	$(393)	$(1,380)